UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2013

COLONIAL REALTY LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in Charter)

Delaware	0-20707	63-1098468
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Mid-America Apartment Communities, Inc. 6584 Poplar Avenue Memphis, Tennessee		38138
(Address of Principal Executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (901) 682-6600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Supplemental Indenture

On December 6, 2013, Colonial Realty Limited Partnership (“CRLP”), a Delaware limited partnership and wholly owned subsidiary of Mid-America Apartments, L.P. (“MAALP”), a Tennessee limited partnership and majority owned subsidiary of Mid-America Apartment Communities, Inc., a Tennessee corporation, entered into the Second Supplemental Indenture (the “Second Supplemental Indenture”) with Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Trustee”) to the indenture, dated as of July 22, 1996 (the “Base Indenture”), as amended by the First Supplemental Indenture, dated as of December 31, 1998 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Existing Indenture”), each between CRLP and the Trustee, relating to CRLP’s currently outstanding 6.25% Senior Notes due 2014 (the “Existing 2014 Notes”), 5.50% Senior Notes due 2015 (the “Existing 2015 Notes”) and 6.05% Senior Notes due 2016 (the Existing 2016 Notes, and together with the Existing 2014 Notes and the Existing 2015 Notes, the “Existing Notes”).

The Second Supplemental Indenture amended the Existing Indenture by (i) including a provision allowing for the satisfaction of CRLP’s reporting obligations under the Existing Indenture through the filing or delivery of annual reports, quarterly reports and other documents of MAALP, (ii) eliminating substantially all of the restrictive covenants and certain affirmative covenants, (iii) eliminating an event of default and (iv) modifying certain other provisions contained in the Existing Indenture, as described below (the “Amendments”). The Amendments also amend the Existing Indenture to make certain conforming or other changes to the Existing Indenture, including modification or deletion of certain definitions and cross references. The Existing Indenture provides that a supplemental indenture of this type may be entered into upon receipt of consents from holders representing at least a majority of the outstanding aggregate principal amount of each of the Existing 2014 Notes, the Existing 2015 Notes and the Existing 2016 Notes (the “Requisite Consents”). Prior to the execution of the Second Supplemental Indenture, MAALP solicited, on behalf of CRLP, and received the Requisite Consents in connection with the offers to exchange and consent solicitations for the outstanding Existing Notes (the “Exchange Offers”). The Amendments will become operative if and when the Requisite Consents are accepted by MAALP and MAALP delivers an officers’ certificate to the Trustee informing the Trustee of such acceptance. The Exchange Offers expired at 11:59 p.m., New York City time, on December 10, 2013.

In addition, the Second Supplemental Indenture also supplements the Base Indenture to evidence MAALP’s succession, through the merger of a wholly owned indirect subsidiary of MAALP with and into CRLP, with CRLP surviving the merger as a wholly owned indirect subsidiary of MAALP, to Colonial Properties Trust’s interest as the sole general partner of CRLP and to conform certain definitions used in the Base Indenture

A copy of the Second Supplemental Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the Second Supplemental Indenture is qualified in its entirety by reference to the full text of the Second Supplemental Indenture.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Second Supplemental Indenture, dated December 6, 2013, between CRLP and the Trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 12, 2013
COLONIAL REALTY LIMITED PARTNERSHIP

By: Mid-America Apartments, L.P., its general partner

By: Mid-America Apartment Communities, Inc., its general partner

	By:	/s/ Albert M. Campbell, III
	Name:	Albert M. Campbell, III
	Title:	Executive Vice President and Chief Financial
Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Supplemental Indenture, dated December 6, 2013, between CRLP and the Trustee.